STRUCTURED ASSET SECURITIES CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-6

TERMS AGREEMENT

Dated:

March 27, 2002

To:

Structured Asset Securities Corporation, as Depositor, under the Trust Agreement dated as of March 1, 2002 (the "Trust Agreement").

Re:

Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:

Series 2002-6.

Terms of the Series 2002-6 Certificates:  Structured Asset Securities Corporation, Series 2002-6 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7, Class IAX, Class PAX, Class AP, Class AX, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class P and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund").  The primary assets of the Trust Fund consist of three pools of fixed rate, conventional, fully amortizing and balloon, first lien, residential mortgage loans (the "Mortgage Loans").  Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7, Class IAX, Class PAX, Class AP, Class AX, Class B1, Class B2, Class B3 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:

File Number 333-82904.

Certificate Ratings:

It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4, Class 3-A5, Class 3-A6, Class 3-A7, Class IAX, Class PAX, Class AP and Class AX Certificates be rated "AAA" by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") and be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"); the Class R Certificate be rated "AAA" by S&P; the Class B1 Certificates be rated "AA" by S&P; the Class B2 Certificates be rated "A" by S&P; and the Class B3 Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates:  The Depositor agrees to sell to Lehman Brothers Inc. (the "Underwriter"), and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto.  The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1, plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  March 1, 2002.

Closing Date:  10:00 A.M., New York time, on or about March 28, 2002.  On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

Counsel:  McKee Nelson LLP will act as counsel for the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

LEHMAN BROTHERS INC.

By:  /s/ Joseph J. Kelly

  Name: Joseph J. Kelly

  Title:   Senior Vice President

Accepted:

STRUCTURED ASSET SECURITIES

CORPORATION

By:

/s/ Ellen V. Kiernan

Name: Ellen V. Kiernan

Title:   Vice President

Schedule 1

Class	Initial Certificate Principal Amount or Initial Notional Amount(1)	Certificate Interest Rate	Purchase Price Percentage
1-A1	$126,600,000	6.50%	100%
1-A2	19,284,000	6.50%	100%
1-A3	10,000,000	6.50%	100%
1-A4	9,200,000	6.50%	100%
1-A5(2)	19,900,000	6.50%	100%
2-A1	74,560,000	6.25%	100%
2-A2	6,700,000	6.25%	100%
3-A1	117,000,000	6.25%	100%
3-A2	17,402,000	6.75%	100%
3-A3	(3)	6.75%	100%
3-A4	20,000,000	6.75%	100%
3-A5	63,000,000	6.75%	100%
3-A6(4)	14,000,000	6.75%	100%
3-A7(4)	1,683,000	6.75%	100%
IAX	(3)	Variable(5)	100%
PAX	(3)	Variable(5)	100%
AP	8,900,452	0.00%(6)	100%
AX	(3)	Variable(5)	100%
B1	13,373,000	Variable(5)	100%
B2	5,882,000	Variable(5)	100%
B3	3,209,000	Variable(5)	100%
R	100	6.50%	100%

____________

(1)

These balances are approximate, as described in the prospectus supplement.

(2)

The Class 1-A5 Certificates will not receive accelerated payments of principal to the same extent as the other related senior certificates, as described in the prospectus supplement under "Description of the Certificates – Distributions of Principal."

(3)

The Class 3-A3, IAX, PAX and AX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on a notional amount, as described in the prospectus supplement.

(4)

The amount of interest accruing on the Class 3-A6 and 3-A7 Certificates will not be payable to the holders of these classes until such time as described in the prospectus supplement under "description of the Certificates — Allocation of Accrual Amounts."

(5)

The Class IAX, PAX, AX, B1, B2 and B3 Certificates will accrue interest based on adjustable or variable interest rates, as described in the prospectus supplement.

(6)

The Class AP Certificates will be principal-only certificates; they will not be entitled to payments of interest.